UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 5, 2009

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	333-153529-02	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Exchange Offers and Consent Solicitations

On October 5, 2009, Energy Future Holdings Corp. (“EFH Corp.”) and Energy Future Competitive Holdings Company (“EFCH”) filed with the Securities and Exchange Commission a registration statement on Form S-4 relating to exchange offers for outstanding debt securities of EFH Corp. and Texas Competitive Electric Holdings Company LLC (“TCEH”), a wholly-owned indirect subsidiary of EFH Corp., and consent solicitations for outstanding debt securities of EFH Corp. Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of EFH Corp. dated October 5, 2009, announcing such exchange offers and such consent solicitations. The information set forth below is contained in the prospectus that forms a part of the registration statement.

Credit Ratings Downgrade

In August 2009, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (a credit rating agency) (“S&P”), placed the credit ratings for EFH Corp. and its unregulated subsidiaries on “negative outlook,” citing its expectation that EFH Corp. and TCEH are likely to exercise the payment-in-kind option on their respective toggle notes for the interest period effective October 2009 through April 2010, which will increase EFH Corp.’s risk of refinancing its and its subsidiaries’ long-term debt.

A credit rating reflects only the view of a rating agency, and is not a recommendation to buy, sell or hold securities. Credit ratings can be revised upward or downward at any time by a rating agency if such rating agency decides that circumstances warrant such a change.

Long-Term Hedging Program

As previously reported, TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas. Under the program, TCEH has entered into market transactions involving natural gas-related financial instruments.

Changes in the fair value of the instruments in the long-term hedging program are being recorded as unrealized gains and losses in net income, which has and could continue to result in significant volatility in reported net income. Based on the size of the long-term hedging program as of August 31, 2009, a $1.00/MMBtu change in natural gas prices across the five-year hedged period would result in the recognition of up to approximately $1.8 billion in pretax unrealized mark-to-market gains or losses.

The unrealized mark-to-market net gain related to the long-term hedging program for the eight months ended August 31, 2009 totaled $1.195 billion due to a net decrease in the forward prices of natural gas. Given the volatility of natural gas prices, it is not possible to predict future reported unrealized mark-to-market gains or losses and the actual gains or losses that will ultimately be realized upon settlement of the hedge positions in future years. If natural gas prices at settlement are lower than the prices of the hedge positions, the hedges are expected to mitigate the otherwise negative effect on earnings of lower wholesale electricity prices. However, if natural gas prices at settlement are higher than the prices of the hedge positions, the hedges are expected to dampen the otherwise positive effect on earnings of higher wholesale electricity prices and will in this context be viewed as having resulted in an opportunity cost. The cumulative unrealized mark-to-market net gain related to positions in the long-term hedging program totaled $2.067 billion, $1.537 billion and $871 million at August 31, 2009, June 30, 2009 and December 31, 2008, respectively. These values can change materially as market conditions change.

Sandow Consent Decree

As previously reported, an affiliate of each of EFH Corp. and EFCH (such affiliate, “Sandow Power”) is developing a lignite-fueled generation facility (the “Sandow 5 Unit”) at a site near Rockdale, Texas known as Sandow. In early July 2009, the Sandow 5 Unit synchronized to the ERCOT power grid and produced power for sale to third parties.

In connection with the acquisition of the development rights to the Sandow 5 Unit, Sandow Power became a party to a federal consent decree with, among others, the U.S. Department of Justice in August 2007 (the “Consent Decree”). A 2007 federal court order that was merged into the Consent Decree requires that, among other things, the Sandow 5 Unit achieve commercial operation (as defined in the Consent Decree) and meet certain emission-related deadlines by August 31, 2009. The Sandow 5 Unit met the commercial operation deadline by synchronizing to the ERCOT grid in early July 2009. However, due to unforeseen weather events and equipment malfunctions experienced during commissioning and start-up activities, the Sandow 5 Unit was not able to meet the emission-related deadlines by August 31, 2009. Under the terms of the Consent Decree, Sandow Power may request an extension to these deadlines for certain force majeure events (including such events as the weather events and equipment malfunctions described above). On July 14, 2009, pursuant to these provisions, Sandow Power submitted its force majeure request and ultimately requested a 75-day extension beginning on August 31, 2009. On August 18, 2009, the Department of Justice rejected Sandow Power’s force majeure request. On August 24 and 25, 2009, Sandow Power filed motions asking the federal district court that presides over the Consent Decree to resolve the parties’ differences regarding the proper interpretation of the Consent Decree deadlines and the validity of Sandow Power’s force majeure request. The federal district court held a hearing on these issues on September 10, 2009. On September 14, 2009, the federal district court granted Sandow Power’s request for force majeure relief and gave Sandow Power an additional sixty-one (61) days from August 31, 2009 to achieve compliance with the applicable Consent Decree deadlines.

Forward-Looking Statements

The information set forth in this report and in Exhibit 99.1 contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this current report that address activities, events or developments that EFH Corp. or EFCH expect or anticipate to occur in the future (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” and “outlook”), are forward-looking statements. Although EFH Corp. and EFCH believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in EFH Corp.’s and EFCH’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Press Release dated October 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: October 5, 2009